Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement (No. 333-260203) on Form N-2 of our report dated August 29, 2023, with respect to the financial statements and financial highlights of RiverNorth/DoubleLine Strategic Opportunity Fund, Inc., which appear in this Form N-CSR.

/s/ KPMG LLP

Chicago, Illinois

September 6, 2023